UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2017 (January 6, 2017)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2017, Crawford & Company (“Crawford” or the “Company”) announced the appointment of Andrew S. Robinson (age 51) as Chief Operating Officer of Crawford, effective as of January 6, 2017. The Company and Mr. Robinson have entered into an Executive Employment Agreement (the “Agreement”) in connection with Mr. Robinson’s employment with the Company. Mr. Robinson will serve as Chief Operating Officer, or in such other positions as may be determined by the Company from time to time. Mr. Robinson will report to the Company’s President and Chief Executive Officer.

In exchange for such service, Mr. Robinson will be entitled to an annual salary of $550,000.00, subject to periodic review by the Company’s President and Chief Executive Officer. Mr. Robinson will be entitled to an annual cash incentive opportunity under the Company’s Short-Term Incentive Plan and/or Management Team Incentive Compensation Plan, or any successor plan(s), with a 2017 target award of not less than 65% of his annual base salary. Mr. Robinson will be eligible to participate in the Company’s long-term incentive plan, administered under the Company’s Omnibus Stock and Incentive Plan, or any successor plan, with a 2017 award opportunity of not less than 100% of his base salary. Both short-term and the long-term award opportunities, including amounts and metrics, will be determined by Compensation Committee of the Board of Directors of the Company (the “Committee”).

The Agreement also provides for the grant, subject to the terms of the Company’s Omnibus Stock and Incentive Plan, of an option to purchase 25,000 shares of Class A common stock of the Company at a per share exercise price of $12.50 per share (or such higher price per share which the shares may be trading at the time such award is approved) and an option to purchase 25,000 shares of Class A common stock of the Company at a per share exercise price of $13.50 per share (or such higher price per share which the shares may be trading at the time such award is approved). The option awards will vest over the three-year period following the date of grant, and expire ten years from the date of grant.

Mr. Robinson will also be entitled to such other compensation and benefits as are in conformity with Company policy for senior executives.

If Mr. Robinson is terminated without cause (as defined by the Company’s President and Chief Executive Officer) or following a change of control of the Company, Mr. Robinson will be entitled to 12 months of his then-current salary plus a pro rata cash bonus for the year of his termination. Any such payments will be conditioned on Mr. Robinson entering into a separate agreement with the Company, which agreement will contain a general release of the Company and covenants restricting competition, solicitation of clients and solicitation of employees following his departure.

The press release issued by the Company on January 9, 2017 announcing Mr. Robinson’s appointment is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press release dated January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
	Name:	R. Eric Powers, III
	Title:	Corporate Secretary

Date: January 9, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 9, 2017